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                                 TEMPLETON FUNDS
                                                  100 Fountain Parkway
                                                  St. Petersburg, FL 33716-1205
                                                  1-800/632-2301
[FRANKLIN TEMPLETON LOGO]


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SHAREHOLDER APPLICATION
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/ / TEMPLETON PACIFIC GROWTH FUND   / / TEMPLETON GROWTH FUND, INC.   / / TEMPLETON DEVELOPING MARKETS TRUST



1 ACCOUNT REGISTRATION - PLEASE PRINT

/ / INDIVIDUAL OR  JOINT ACCOUNT
     ________________________________________________________     __________________________________________________________________
     First name           Middle initial     Last name            Social Security number (SSN)
     _________________________________     __________________     __________________________________________________________________
     Joint owner(s) (Joint ownership means "joint tenants with rights of survivorship" unless otherwise specified.)

     ALL OWNERS MUST SIGN SECTION 4.

/ /  GIFTS/TRANSFERS TO A MINOR
     ______________________________________   As Custodian For _____________________________________________________________________
     Name of custodian (one only)                                 Minor's name (one only)

     _________________________________________________  Uniform Gifts/Transfers to Minors Act ______________________________________
     State (minor's or custodian's state of residence)                                        Minor's Social Security number

     Please Note: Custodian's signature, not minor's, is required in Section 4.

PLEASE DO NOT USE THIS FORM FOR RETIREMENT PLANS WITH FRANKLIN TEMPLETON TRUST COMPANY AS CUSTODIAN OR TRUSTEE, OR FOR TEMPLETON
INSTITUTIONAL FUNDS OR TEMPLETON CAPITAL ACCUMULATOR FUND. REQUEST SEPARATE APPLICATIONS.

/ / RETIREMENT PLAN (circle one) 401(k), Profit Sharing, Money Purchase, 403(b), 457,IRA, SEP-IRA, SIMPLE-IRA, (other) _____________

/ / TRUST, CORPORATION, PARTNERSHIP, OR OTHER ENTITY
     ________________________________________________________     __________________________________________________________________
     Name                                                         Taxpayer identification number (TIN)

     ________________________________________________________     __________________________________________________________________
     Name of beneficiary (if to be included in the registration)  Date of trust document (must be completed for trust registration)

     _______________________________________________________________________________________________________________________________
     Name of each trustee (if to be included in the registration)



2 ADDRESS
     ___________________________________________________________________________     Daytime Telephone _(___)_______________________
     Street address (P.O. Box acceptable if street address is given)                                   Area code

     ___________________________________________________________________________     Evening Telephone _(___)_______________________
     City                                         State        Zip code                                Area code

     I am a citizen of: / /  U.S.  or / / ______________________________________


3 INITIAL INVESTMENT - $100 MINIMUM INITIAL INVESTMENT IN EACH FUND

     / /   ____% of the proceeds are to be applied to a purchase of Templeton Developing Markets Trust shares.
     / /   ____% of the proceeds are to be applied to a purchase of Templeton Growth Fund, Inc. shares.
     / /   ____% of the proceeds are to be applied to a purchase of Templeton Pacific Growth shares.


4 SIGNATURE AND TAX CERTIFICATIONS - ALL REGISTERED OWNERS MUST SIGN APPLICATION

  See BACKUP WITHHOLDING in the "How Taxation Affects the Fund and its Shareholders" section of the Prospectus. The Fund reserves the right to refuse to open an account without either a certified taxpayer identification number ("TIN"), or a certification of foreign status. Failure to provide the tax certifications in this section may result in backup withholding on payments relating to your account and/or in your inability to qualify for treaty withholding rates.

  CERTIFICATION: UNDER PENALTIES OF PERJURY, I/WE CERTIFY THAT:

  I am not subject to backup withholding because I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or because the IRS has notified me that I am no longer subject to backup withholding. (If you are currently subject to backup withholding as a result of a failure to report all interest or dividends, please cross out the preceding statement.)

CHECK AS APPROPRIATE:

/ /  The number shown above is my correct TIN, or that of the minor named in section 1.

/ /  AWAITING TIN. I have not previously been issued a TIN, and either, 1) I have applied for one and am waiting for it to be issued to me, or 2) I intend to apply for one in the near future. I understand that if I do not provide a certified TIN to the Fund within 60 days, the Fund is required to commence 31% backup withholding until I provide a certified TIN.

/ /  EXEMPT RECIPIENT. The account owner is an exempt recipient. Individuals cannot be exempt recipients. Check this box only after reading the instructions in the back of the Fund's prospectus to verify that the account owner is an exempt recipient. (As an exempt recipient, you must still provide a TIN to the Fund.)

/ /  EXEMPT FOREIGN PERSON. I am neither a citizen nor a resident of the United States and I qualify as an exempt foreign person and/or entity. Check this box only after reading the instructions in the back of the Fund's prospectus to verify that you qualify as an exempt foreign person and/or entity as described in the instructions.

     Permanent address for tax purposes: ___________________________________________________________________________________________
                                         Street Address                        City           State        Country      Postal Code



PLEASE NOTE: The IRS only allows one TIN to be listed on an account. On joint accounts, it is preferable for the primary account owner (or person listed first on the account) to list his/her number as the TIN.

I/WE FURTHER CERTIFY THAT: (1) THE INFORMATION PROVIDED ON THIS APPLICATION IS TRUE, CORRECT AND COMPLETE, (2) I/WE HAVE READ THE
PROSPECTUS(ES) FOR THE FUND(S) IN WHICH I/WE AM/ARE INVESTING AND AGREE TO THE TERMS THEREOF, AND (3) I/WE AM/ARE OF LEGAL AGE OR AN
EMANCIPATED MINOR.

THE UNDERSIGNED ACKNOWLEDGE(S) THAT SHARES OF THE FUND ARE NOT INSURED OR GUARANTEED BY ANY AGENCY OR INSTITUTION, AND THAT AN
INVESTMENT IN FUND SHARES INVOLVES RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

NOTE: THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISIONS OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS
REQUIRED TO AVOID BACKUP WITHHOLDING.

X                                                                   X
______________________________________________________________      ________________________________________________________________
Signature                                                           Signature


5 BROKER/DEALER USE ONLY - PLEASE PRINT

  We hereby submit this application for the purchase of shares of the Fund(s)                            Franklin Templeton Dealer #
  and class(es) indicated in accordance with the terms of our selling agreement with Franklin/Templeton Distributors, Inc. ("FTD"), and with the prospectus(es) for the Funds. We agree to notify FTD of any purchases of Class
  I shares which may be eligible for reduced or eliminated sales charges.

WIRE ORDER ONLY: The attached check for $________________ should be applied against wire order confirmation number__________________

                 dated________________________ for________________________ shares

  Securities Dealer Name ___________________________________________________________________________________________________________

  Main Office Address _________________________________________________________  Main Office Telephone Number _(___)________________

  Branch # ____________________________  Representative # _____________________  Representative Name _______________________________

  Branch Address ______________________________________________________________  Branch Telephone Number _(___)_____________________

  Authorized Signature, Securities Dealer _____________________________________  Title _____________________________________________


  ACCEPTED: Franklin/Templeton Distributors, Inc. By ______________________________________________   Date _________________________


          YOU MUST OBTAIN A PROSPECTUS FOR THE FUND(S) BEING PURCHASED
                      BEFORE SUBMITTING THIS APPLICATION.

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6 DISTRIBUTION OPTIONS - CHECK ONE
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Check one - if no box is checked, all dividends and capital gains will be  reinvested in additional shares of the Fund.

[ ] Reinvest all dividends and capital gains.            [ ] Pay all dividends in cash and reinvest capital gains.

[ ] Pay capital gains in cash and reinvest dividends.    [ ] Pay all dividends and capital gains in cash.


7 OPTIONAL SHAREHOLDER PRIVILEGES

A.       SPECIAL PAYMENT INSTRUCTIONS FOR DISTRIBUTIONS AND/OR REDEMPTION PROCEEDS

[ ]      Invest DISTRIBUTIONS, as noted in Section 6, or [ ] withdrawals, as noted in Section 7B, in another Franklin Templeton
         Fund. Restrictions may apply to purchases of shares of a different class. See the prospectuses for details.

         Fund Name_______________________________________   Existing Account Number_________________________________

OR

[ ]      Send my DISTRIBUTIONS, as noted in Section 6, to the person, named below, instead of as registered and addressed in
         Sections 1 and 2.

         Name____________________________________________    Street Address_________________________________________

         City____________________________________________    State_______________________________ Zip Code__________

AND/OR

[ ]      Send my REDEMPTION PROCEEDS to the person, address, or checking account at the bank, named below, instead of as registered and addressed in Sections 1 and 2.

         Name____________________________________________    Street Address_________________________________________
         City____________________________________________    State ______________________________ Zip Code__________
________________________________________________________________________________

B.       SYSTEMATIC WITHDRAWAL PLAN

         Please withdraw ($50 minimum per withdrawal) $_______________________ [ ] Monthly, [ ] Quarterly, [ ] Semi-Annually or [ ]
         Annually from my Franklin Templeton account as set forth in the prospectus, starting in
         _________________________________________ (month). The net asset value of the shares held must be at least $5,000 at the time the plan is established. Additional restrictions may apply to Class II or other shares subject to contingent deferred sales charge, as described in the prospectus. Send the withdrawals to: [ ] address of record OR [ ] the Franklin Templeton
         Fund, or person specified in Section 7A - Special Payment Instructions for Distributions and/or Redemption Proceeds.


C.       TELEPHONE TRANSACTIONS

         TELEPHONE EXCHANGE AND REDEMPTION PRIVILEGES: If the Fund does not receive specific instructions from the shareholder, either in writing or by telephone, both the Telephone Exchange and Redemption Privileges (see the prospectus) are automatically extended to each account. The shareholder should understand, however, that the Fund and Franklin/Templeton
         Investor Services, Inc. ("FTI") and their agents will not be liable for any loss, injury, damage or expense as a result of acting upon instructions communicated by telephone reasonably believed to be genuine. The shareholder agrees to hold the
         Fund and its agents harmless from any loss, claims, or liability arising from its or their compliance with such instructions. The shareholder understands that this option is subject to the terms and conditions set forth in the prospectus of the fund to be acquired.

[ ]      No, I do NOT wish to participate in the TELEPHONE EXCHANGE PRIVILEGE or authorize the Fund or its agents, including FTI, to act upon instructions received by telephone to exchange shares for shares of any other account within Franklin
         Templeton.

[ ]      No, I do NOT wish to participate in the TELEPHONE REDEMPTION PRIVILEGE or authorize the Fund or its agents, including FTI, to act upon instructions received by telephone to sell shares of any account within Franklin Templeton.
         ________________________________________________________________________________

D.       AUTOMATIC INVESTMENT PLAN

         IMPORTANT: ATTACH AN UNSIGNED, VOIDED CHECK (FOR CHECKING ACCOUNTS) OR A SAVINGS ACCOUNT DEPOSIT SLIP HERE, AND COMPLETE
         THE INFORMATION BELOW.

         I/We would like to establish an Automatic Investment Plan (the "Plan") as described in the prospectus. I/We agree to reimburse FTI and/or FTD for any expenses or losses that they may incur in connection with my/our Plan, including any caused by my/our bank's failure to act in accordance with my/our request. If my/our bank makes any erroneous payment or fails to make a payment after shares are purchased on my/our behalf, any such purchase may be cancelled and I/we hereby authorize redemptions and/or deductions from my/our account for that purpose.

         Debit my (circle one) savings, checking, other _______________________ account monthly for $____________________ ($25 minimum) on or about the [ ] 1st [ ] 5th [ ] 15th or [ ] 20th day starting ____________________ (month), to be invested in
         (name of Fund) ____________________________ Account Number (if known) ____________________________________________

         INSTRUCTIONS TO BANK - AUTOMATIC INVESTMENT PLAN AUTHORIZATION

         To: __________________________________________________________    _________________________________________________________
             Name of Your Bank                                             ABA Number

         _________________________________________________    _____________________________    _______________    __________________
         Street Address                                       City                             State              Zip Code

         I/We authorize you to charge my/our Checking/Savings account and to make payment to FTD, upon instructions from FTD. I/We agree that in making payment for such charges your rights shall be the same as if each were a charge made and signed personally by me(us). This authority shall remain in effect until you receive written notice from me/us changing its terms or revoking it. Until you actually receive such notice, I/we agree that you shall be fully protected in paying any charge under this authority. I/We further agree that if any such charge is not made, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever.

         X______________________________________________________________________
          SIGNATURE(S) EXACTLY AS SHOWN ON YOUR BANK RECORDS         Date
         ____________________________________________    _______________________
         Print Name(s)                                   Account Number
         _____________________________   _____________   __________   __________
         Your Street Address             City            State        Zip Code

E.       LETTER OF INTENT (LOI)

[ ]      I/We agree to the terms of the LOI and provisions for reservations of Class I shares and grant FTD the security interest set forth in the prospectus. Although I am/we are not obligated to do so, it is my/our intention to invest over a 13 month period in shares of one or more Franklin Templeton Funds (including all money market funds in the Franklin Templeton Group)
         an aggregate amount at least equal to that which is checked below. I understand that reduced sales charges will apply only to purchases of Class I shares.

[ ] $50,000-99,999 (except for Global Bond Fund and Americas Government
    Securities Fund) [ ] $100,000-249,999 [ ] $250,000-499,999 [ ]
    $500,000-999,999 [ ] $1,000,000 or more

         Purchases of Class I shares under LOI of $1,000,000 or more are made at net asset value and may be subject to a contingent deferred sales charge as described in the prospectus.

         Purchases made within the last 90 days will be included as part of your LOI. However, certain employee benefit plans are subject to different rules.

         Please write in your account number(s)__________________    ________________    ________________

F.       CUMULATIVE QUANTITY DISCOUNT

         Class I shares may be purchased at the offering price applicable to the total of (a) the dollar amount then being purchased plus (b) the amount equal to the cost or current value (whichever is higher) of the combined holdings of the purchaser, his or her spouse, and their children or grandchildren under age 21, of any class of shares issued by any of the Franklin
         Templeton Funds. In order for this cumulative quantity discount to be made available, the shareholder or his or her securities dealer must notify FTI or FTD of the total holdings in Franklin Templeton each time an order is placed. I understand that reduced sales charges will apply only to purchases of Class I shares.

[ ]      I/We own shares of more than one Fund in Franklin Templeton and qualify for the Cumulative Quantity Discount described above and in the prospectus.

         My/Our other account number(s) are__________________    ________________    ________________
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